UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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CELSUS THERAPEUTICS PLC

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CELSUS THERAPEUTICS PLC

The Gridiron Building
One Pancras Square
C/O Pearl Cohen Zedek Latzer Baratz UK LLP
London, N1C 4AG, United Kingdom
+44-203-318-3004

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 16, 2015

The following information is provided to supplement Celsus Therapeutic Plc’s (“Celsus” or the “Company”) definitive proxy statement filed on August 3, 2015, or the proxy statement. Text that is bold and struck through in the disclosures below shows text being removed from those disclosures and text that is bold and underlined below shows text being added to those disclosures. Terms used but not otherwise defined herein have the meanings given to them in the proxy statement, and all references to captions and page numbers refer to captions and page numbers in the proxy statement, respectively, unless otherwise provided.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

1.	The third paragraph in the letter to the shareholders is amended in its entirety as follows:

In addition, Celsus ~~intends to~~ has agreed to issue ordinary shares of Celsus represented by restricted American Depositary Shares (“ADSs”) to accredited investors in a private placement to be completed as soon as practicable following the completion of the Acquisition subject to the limitations described in the accompanying proxy statement and pursuant to the Securities Purchase Agreement, dated as of August 17, 2015, by and among Celsus and certain investors named therein, including, lead investor Deerfield and including Venrock, Vivo Capital, Foresite Capital, New Enterprise Associates, QVT Financial, RA Capital Management and certain other institutional investors (the “Proposed Financing”). The Proposed Financing is being made based on a fully-diluted pre-money valuation of Celsus, giving effect to the Acquisition, of $150 million. ~~We will amend or supplement the accompanying proxy statement if and when we have a binding definitive securities purchase agreement with investors in connection with the Proposed Financing.~~

2.	Item 2 in the “Notice of General Meeting of Shareholders” is amended in its entirety as follows:

To approve the issuance of Celsus Ordinary Shares represented by restricted American Depositary Shares (“ADSs”) to accredited investors in a private placement to be completed as soon as practicable following the completion of the Acquisition subject to the limitations described in this proxy statement and pursuant to the Securities Purchase Agreement, dated as of August 17, 2015, by and among Celsus and certain investors named therein (the “Proposed Financing”).

3.	The answer to the question “Will holders of the Celsus Ordinary Shares issued in the Acquisition and the Proposed Financing be able to trade those shares?” commencing on page vii is amended in its entirety as follows:
A:	The Celsus Ordinary Shares issued as consideration in the Acquisition and in connection with the Proposed Financing will be issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder and may not be offered or sold by the holders of those shares absent registration or an applicable exemption from registration requirements. As a general matter, holders of such Ordinary Shares will not be able to transfer any of their Ordinary Shares until at least six (6) months after receiving the Ordinary Shares, which is when the Ordinary Shares (including ADSs representing such Ordinary Shares) would first be eligible to be sold under Rule 144 promulgated under the Securities Act, assuming the conditions thereof are otherwise satisfied. In connection with the Proposed Financing, Celsus ~~may agree~~ has agreed to file with the SEC a registration statement on Form S-3 to register the resale of the ~~Celsus Ordinary Shares represented by~~ ADSs issued in the Proposed Financing and the underlying Ordinary Shares no later than 30 days after completion of the Proposed Financing. Upon such registration statement being declared effective by the SEC, such shares shall become freely tradable.

However, RPC has agreed to certain transfer restrictions on their Celsus Ordinary Shares for a period of 180 days from the closing date of the Acquisition. See the section in this proxy statement entitled “Agreements Related to the Acquisition — Lock-Up Agreement” for more detail.

4.	The last sentence in the third paragraph below the chart showing the historical market prices of our ADSs commencing on page 11 is amended in its entirety as follows:

In order to satisfy the minimum bid price requirement and maintain the listing of our ADSs on the NASDAQ Capital Market, we ~~may have to~~ will implement a change in our ratio of ADSs to Ordinary Shares from 1-to-10 to 1-to-100, to be effective on or about September 17, 2015.

5.	The risk factor entitled “Celsus’s shareholders will experience immediate and substantial dilution upon the completion of the Acquisition and the Proposed Financing that will occur as soon as practicable following the Acquisition.” commencing on page 13 is amended in its entirety as follows:

Celsus’s shareholders will experience immediate and substantial dilution upon the completion of the Acquisition and the Proposed Financing that will occur as soon as practicable following the Acquisition

Celsus’s current securityholders will own only 8.32% of Celsus’s Ordinary Shares on a fully diluted basis following the Acquisition. Such ownership share will be further diluted ~~if~~ when we consummate the Proposed Financing following the Acquisition and such further dilution could be substantial. After giving effect to the Proposed Financing and assuming a price per Ordinary Share equal to $0.061 based on the closing sale price of Celsus ADSs of $0.61 per ADS on August 17, 2015, following the completion of the Acquisition and the Proposed Financing, the current Celsus securityholders are expected to own approximately 5.9% of the aggregate number of Celsus Ordinary Shares, the securityholders of RPC are expected to own approximately 60.8% of the aggregate number of Celsus Ordinary Shares and the Investors are expected to own approximately 33.3% of the aggregate number of Celsus Ordinary Shares, in each case on a fully diluted basis. Changes in the market price at the time of closing the Acquisition could result in relative ownership percentages that are different than those described above. Under certain circumstances, additional ADSs may be issued following the closing to reflect adjustments to the shares issuable pursuant to outstanding Celsus warrants and the Share Exchange Agreement. ~~Increases in the share price at which Celsus’s Ordinary Shares is sold to third parties in the Proposed Financing will result in relative ownership percentages that are significantly different than those described above.~~ In addition, the holders of Celsus Ordinary Shares will be diluted by the payment of $750,000 in fees to MTS Health Partners, our financial advisor, which are payable in Celsus Ordinary Shares following completion of the Acquisition.

6.	The risk factor entitled, “Celsus’s ADSs could be delisted from The NASDAQ Capital Market is we do not comply with NASDAQ’s listing standards.” commencing on page 14 is amended in its entirety as follows:

Pursuant to the NASDAQ Listing Rules, consummation of the Acquisition requires the combined company to submit an initial listing application and, at the time of the Acquisition, meet all of the criteria applicable to a company initially requesting listing. We intend to apply for listing on The NASDAQ Capital Market. In connection with such listing, we ~~may~~will implement a change in our ratio of ADSs to Ordinary Shares from 1-to-10 to 1-to-100, to be effective on or about September 17, 2015. While we intend to obtain listing status for the combined company and maintain such listing, no guarantees can be made about our ability to do so.

If Celsus’s ADSs are delisted by NASDAQ, the ADSs may be eligible to trade on the OTCQB or another over-the-counter market. Any such alternative would likely result in it being more difficult for the company to raise additional capital through the public or private sale of equity securities and for investors to dispose of, or obtain accurate quotations as to the market value of, the ADSs. In addition, there can be no assurance that the ADSs would be eligible for trading on any such alternative exchange or markets.

7.	The risk factor entitled, “The Celsus Ordinary Shares issuable in the Acquisition and the Proposed Financing will constitute restricted securities under federal securities laws and are subject to additional restrictions on transfer. As a result, the shares will not be freely tradable following the Acquisition, and shareholders receiving them may never be able to achieve liquidity.” commencing on page 16 is amended in its entirety as follows:

The Celsus Ordinary Shares issuable in the Acquisition and the Proposed Financing will constitute restricted securities under federal securities laws and are subject to additional restrictions on transfer. As a result, the shares will not be freely tradable immediately following the Acquisition and the Proposed Financing, and shareholders receiving them may never be able to achieve liquidity.

The Celsus Ordinary Shares (including any ADSs representing such Ordinary Shares) issued as consideration in the Acquisition and in connection with the Proposed Financing will not immediately be registered under the Securities Act. The Celsus Ordinary Shares (including any ADSs representing such Ordinary Shares) will constitute “restricted stock” under the Securities Act and, therefore, such shares may not be sold unless the shares are registered or unless an exemption from the registration and prospectus delivery requirements of the Securities Act is available. As a general matter, holders of such shares will not be able to transfer any of their shares until at least six (6) months after receiving such shares ~~Celsus Ordinary Shares~~, which is when the shares would first be eligible to be sold under Rule 144 promulgated under the Securities Act, assuming the conditions thereof are otherwise satisfied.

In connection with the Proposed Financing, Celsus ~~may agree~~ has agreed to file with the SEC a registration Statement on Form S-3 to register the resale of the ~~Celsus Ordinary Shares represented by~~ ADSs issued in the Proposed Financing and the underlying Ordinary Shares no later than 30 days after completion of the Proposed Financing. Upon such registration statement being declared effective by the SEC, such shares shall become freely tradable.

Shareholders receiving such Celsus shares in the Acquisition and the Proposed Financing will not be able to achieve liquidity with respect to their Celsus Ordinary Shares until the time that a registration statement covering the resale of such shares is declared effective, or Rule 144 or another exemption from registration is available, and, as a result, holders of such shares may be required to bear the financial risks of this investment until that time. There can be no guarantee that holders of such shares will be able to sell them at or above the price per share in the Acquisition or the price per share paid pursuant to the Proposed Financing, as applicable.

8.	The risk factor entitled, “If Celsus fails to meet all applicable NASDAQ Capital Market requirements and NASDAQ determines to delist Celsus ADSs, the delisting could adversely affect the market liquidity of its ADSs and the market price of Celsus ADSs could decrease.” commencing on page 21 is amended in its entirety as follows:

Celsus ADSs are listed on The NASDAQ Capital Market. In order to maintain its listing, Celsus must meet minimum financial, operating and other requirements, including requirements for a minimum amount of capital, a minimum price per share, and active operations. If Celsus is unable to comply with NASDAQ’s listing standards, NASDAQ may determine to delist the Celsus ADSs from The NASDAQ Capital Market. If Celsus ADSs are delisted for any reason, it could reduce the value of its Ordinary Shares and its liquidity. Delisting could also adversely affect the ability to obtain financing for the continuation of Celsus operations, if Celsus chooses to reestablish its business, or to use its Ordinary Shares in acquisitions, including the Acquisition.

On April 9, 2015, Celsus received a written notification from NASDAQ indicating that the Company was not in compliance with NASDAQ Listing Rule 5450(a)(2) because the minimum bid price of the Company’s ADSs~~,~~ was below $1.00 per ADS for the previous 30 consecutive business days.

Pursuant to the NASDAQ Listing Rule 5810(c)(3)(A), the Company has been granted a 180-calendar day compliance period, or until October 6, 2015, to regain compliance with the minimum bid price requirement. During the compliance period, the Company’s ADSs, will continue to be listed and traded on The NASDAQ Capital Market. To regain compliance, the closing bid price of the Company’s ADSs must meet or exceed $1.00 per ADS for at least ten consecutive business days during this 180-day grace period.

The Company will effect a ratio change of its ADSs to Ordinary Shares from 1-to-10 to 1-to-100, effective on or about September 17, 2015. Such ratio change will have the same effect as a 1-for-10 reverse split of the ADSs. ~~The Company intends to consider available options to resolve the noncompliance with the minimum bid price requirement, including a change in its ratio of Ordinary Shares to each ADS.~~ There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other NASDAQ listing criteria.

Delisting could result in the loss of confidence by suppliers, investors and employees. Delisting would prevent Celsus from satisfying a closing condition for the Acquisition and the Proposed Financing, and, in such event, Volution may elect not to consummate the Acquisition and the Proposed Financing may not be completed. In addition, the combined organization ~~must submit~~ submitted a new application for listing on The NASDAQ Capital Market after the Acquisition pursuant to NASDAQ’s change of control rules, and the combined organization will need to meet The NASDAQ Capital Market minimum requirements.

9.	Item 2 under the section entitled “Purposes of the General Meeting” commencing on page 41 is amended in its entirety as follows:

To approve the issuance of Celsus Ordinary Shares represented by restricted ADSs to accredited investors in a private placement to be completed as soon as practicable following the completion of the Acquisition subject to the limitations described in this proxy statement and pursuant to the Securities Purchase Agreement, dated as of August 17, 2015, by and among Celsus and certain investors named therein (the “Proposed Financing”).

10.	The section entitled, “Celsus Proposal No. 2: Approval of the Issuance of Ordinary Shares in the Proposed Financing” commencing on page 73 is amended in its entirety as follows:

Celsus Proposal No. 2: Approval of the Issuance of Ordinary Shares Represented by Restricted ADSs in the Proposed Financing

At the General Meeting, Celsus shareholders will be asked to approve the issuance of Celsus Ordinary Shares to be represented by restricted ADSs in the Proposed Financing. NASDAQ Listing Rule 5635(a)(1) requires a NASDAQ-listed company, subject to certain exceptions, to obtain shareholder approval prior to the issuance or sale of shares in any transaction in connection with the acquisition of the stock or assets of another company, if where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash:

•	the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or
•	the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock or securities.

Due to the close proximity of the timing of the Acquisition to the Proposed Financing, among other factors, we believe that NASDAQ may conclude that the Proposed Financing will be completed “in connection with” the Acquisition and that shareholder approval of the Proposed Financing would be required under NASDAQ Listing Rule 5635(a) and the Celsus Ordinary Shares issuable in the Proposed Financing may be “aggregated” with the Celsus Ordinary Shares issuable in the Acquisition by NASDAQ. In addition, NASDAQ Listing Rule 5635(d) requires us to obtain shareholder approval prior to the issuance of our Ordinary Shares in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of Ordinary Shares (and/or securities convertible into or exercisable for Ordinary Shares) equal to 20% or more of the Ordinary Shares outstanding before the issuance.

Accordingly, we believe that it is in the best interests of us and our shareholders to obtain shareholder approval for the future issuance of Celsus Ordinary Shares to be represented by restricted ADSs in the Proposed Financing to be completed as soon as practicable following the completion of the Acquisition.

Following the Acquisition, we will require additional capital for the continued clinical development and ultimate regulatory approval of Coversin for a wide range of autoimmune diseases including PNH, aHUS and Guillain-Barré Syndrome (GBS).

On August 17, 2015, Celsus entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the certain Investors named therein (the “Buyers”), pursuant to which Celsus will sell, and the Buyers have agreed to buy, in a private placement, restricted ADSs representing Celsus Ordinary Shares as soon as practicable following the completion of the Acquisition, having an aggregate value of $75 million, the exact amount and purchase price to be determined in accordance with the provisions therein (the “Proposed Financing”). Additionally, on August 17, 2015, Celsus entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Buyers, pursuant to which Celsus has agreed to register the Ordinary Shares and ADSs representing such Ordinary Shares on a Form S-3 (or such other form that the Company is eligible to use) for resale under the Securities Act, no later than 30 days following completion of the Proposed Financing. Celsus has agreed to cause the registration statement to be declared effective within 60 days after the completion of the Proposed Financing (or 120 days if the registration statement is subject to SEC review). Under the Registration Rights Agreement, Celsus has also agreed to maintain the effectiveness of the registration statement until the earlier of (i) the date as of which all of the Buyers may sell all of the registrable securities covered by such registration statement pursuant to Rule 144 without limitation, restriction or condition (including any current public information requirement) thereunder, or (ii) the date on which the Buyers have sold all of the registrable securities covered by such registration statement in accordance with such registration statement or pursuant to Rule 144. Celsus is required to make certain registration delay payments in the event any registration statement is not filed, declared effective or available for resale in accordance with the terms set forth in the Registration Rights Agreement.

Each ADS represents, as of the date hereof, ten Ordinary Shares; however, Celsus will effect a change (which change Celsus has agreed to effect prior to the consummation of the Proposed Financing) to the number of Ordinary Shares represented by each ADS, such that each ADS (including each ADS to be issued and sold in the Proposed Financing) will represent 100 Ordinary Shares (the “ADS Ratio Change”). The restricted ADSs to be sold in the Proposed Financing will be sold at a per ADS purchase price equal to the product of (A) 100 multiplied by (B) the quotient of (X) one hundred fifty million dollars ($150,000,000), divided by (Y) the Fully-Diluted Shares. “Fully-Diluted Shares” means, as of the Closing Date (as defined therein), the sum of (1) the number of Ordinary Shares in issue (including Ordinary Shares represented by outstanding ADSs), giving effect to the issuance of any Ordinary Shares, ADSs or other securities of Celsus pursuant to, or otherwise in connection with, the Acquisition, plus (2) the number of Ordinary Shares directly or indirectly issuable upon exercise, conversion or exchange of outstanding options and convertible securities (including, for the avoidance of doubt, the warrants to purchase Ordinary Shares outstanding at Closing (the “Company Warrants”)), including any options or convertible securities issuable pursuant to, or otherwise in connection with, the Acquisition (without giving effect to any limitations on exercise, conversion or exchange thereof as of such date) and giving effect to Celsus’s good faith determination prior to the Closing of any adjustments to the number of Ordinary Shares directly or indirectly issuable pursuant to, and in accordance with, their terms resulting from the consummation of the Proposed Financing, the Acquisition and the issuance of any securities pursuant to the Share Exchange Agreement or otherwise in connection therewith (in the case of the Company Warrants, taking into account any agreements or understandings with respect to such adjustments reached with the holders of the Company Warrants prior to the Closing (such good faith determination of Celsus prior to the Closing with respect to the Company Warrants being referred to as the “Company Warrant Determination”)). For purposes of the definition of Fully-Diluted Shares, (X) if the number of Ordinary Shares issuable upon exercise of the Company Warrants is increased (the “Increased Warrant Shares”) following the Closing (because of a challenge by the holders of the Company Warrants or otherwise) as a result of any increase in the number of Ordinary Shares issuable upon exercise thereof over the number set forth in the Company Warrant Determination due to any adjustment to the Company Warrants to give effect to the Acquisition and the issuance of any securities pursuant to the Share Exchange Agreement or otherwise in connection therewith, and (Y) if, as a result of any such adjustment, any additional Ordinary Shares are issued or issuable pursuant to the Share Exchange Agreement (any such additional Ordinary Shares, the “Additional Acquisition Shares”), then the Company shall promptly issue to each Buyer an additional number of restricted ADSs representing Ordinary Shares that such Buyer would have been entitled to if the Fully-Diluted Shares included the Increased Warrant Shares and the Additional Acquisition Shares.

Notwithstanding the foregoing, to the extent that any issuance of ADSs in the Proposed Financing to any Buyer (at the closing or thereafter) would result in such Buyer (together with such Buyer’s affiliates and any other persons whose beneficial ownership of the ADSs and/or Ordinary Shares would be aggregated with that of such holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including ADSs and/or Ordinary Shares held by a person acting as a group together with such Buyer) owning (beneficially or otherwise) ADSs and/or Ordinary Shares representing in the aggregate in excess of 9.9% of the Ordinary Shares outstanding immediately after giving effect to such issuance, such Buyer shall be issued, in lieu of the ADSs representing such excess number of Ordinary Shares (the “Excess Shares”), a cashless exercisable warrant, in form reasonably acceptable to such Buyer, to purchase the ADSs representing such Excess Shares (subject to proportionate adjustment for share splits, share dividends, share combinations and similar events) at a price of $0.01 per ADS, which warrant shall provide that the holder thereof shall not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates and any other persons whose beneficial ownership of the ADSs and/or Ordinary Shares would be aggregated with that of such holder for purposes of Section 13(d) of the 1934 Act, including ADSs and/or Ordinary Shares held by a person acting as a group together with such holder) would own (beneficially or otherwise) ADSs and/or Ordinary Shares representing in the aggregate in excess of 9.9% of the Ordinary Shares outstanding immediately after giving effect to such exercise.

After giving effect to the Proposed Financing and assuming a price per Ordinary Share equal to $0.061 based on the closing bid price of Celsus ADSs of $0.61 per ADS on August 17, 2015, following the completion of the Acquisition and the Proposed Financing, the current Celsus securityholders are expected to own approximately 5.9% of the aggregate number of Celsus Ordinary Shares, the securityholders of RPC are expected to own approximately 60.8% of the aggregate number of Celsus Ordinary Shares and the Investors are expected to own approximately 33.3% of the aggregate number of Celsus Ordinary Shares, in each case on a fully-diluted basis. Changes in the market price at the time of closing the Acquisition could result in relative ownership percentages that are different than those described above. Additionally, given that the calculation of the purchase price of ADSs in the Proposed Financing is tied to the number of fully diluted Celsus Ordinary Shares following the completion of the Acquisition, the stipulated value of the ADSs sold in the Proposed Financing could be at a discount to the market value of our ADSs as reported on The NASDAQ Capital Market at the time of entry into the Purchase Agreement, which discount will not be more than 25%.

~~We have not yet agreed to the particular terms for such Proposed Financing. We hereby submit this proposal to our shareholders for their approval of the potential issuance of Celsus Ordinary Share in a private placement to be completed as soon as practicable following the completion of the Acquisition, subject to the following limitations:~~

Under the terms of the Proposed Financing:

•	The aggregate number of shares issued in the Proposed Financing will not exceed 1,250,000,000 Ordinary Shares (or 125,000,000 ADSs based on the current ratio of 1-for-10, or 12,500,000 ADSs giving effect to the ratio change to 1-for-100);
•	The total aggregate consideration for the Celsus Ordinary Shares to be sold in the Proposed Financing will not exceed $75.0 million;
•	The maximum discount at which the Celsus Ordinary Shares (represented by restricted ADSs) may be offered in the Proposed Financing will be 25% below the market price of the Celsus Ordinary Shares at the time Celsus enters into a binding definitive agreement to issue such securities;
•	Such Proposed Financing will occur, if at all, as soon as practicable following the completion of the Acquisition, but in any event on or before October 31, 2015; and

•	Such other terms as the Board of Directors shall deem to be in the best interests of Celsus and its shareholders, not inconsistent with the foregoing.

The issuance of ADSs and the underlying Celsus Ordinary Shares ~~would~~ in the Proposed Financing will dilute, and thereby reduce, each existing shareholder’s proportionate ownership in our Ordinary Shares. The shareholders do not have preemptive rights to subscribe for additional shares that may be issued by us in order to maintain their proportionate ownership of the Ordinary Shares.

The issuance of Ordinary Shares in the Proposed Financing ~~a private placement~~ could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of Celsus, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us.

~~Our directors and executive officers may~~ Our current Chairman, Mark Cohen, will participate in the Proposed Financing provided that the purchase price for the securities purchased is not less than the closing bid price immediately preceding the time that we enter into the binding agreement to issue the securities. ~~The Board of Directors has not yet determined the terms and conditions of the Proposed Financing. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 1,250,000,000 Ordinary Shares in the aggregate pursuant to the authority requested from shareholders under this proposal (subject to adjustment for any reverse share split). It is possible that if we conduct a private placement of our Ordinary Shares, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Ordinary Shares. This would concentrate voting power in the hands of a few shareholders who could exercise greater influence on our operations or the outcome of matters put to a vote of shareholders in the future.~~

We expect the ~~cannot determine what the actual~~ net proceeds of the Proposed Financing will be approximately $70 million, after payment of placement agent fees and the expenses of the offering. ~~until it is completed, but as discussed above, the aggregate dollar amount of the Proposed Financing will be no more than $75.0 million~~. When ~~If~~ the Proposed Financing is completed, the net proceeds will be used for the clinical development of Coversin and for general corporate purposes. ~~We currently have no definitive agreements regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through the Proposed Financing.~~

Required Vote

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution.

THE CELSUS BOARD OF DIRECTORS RECOMMENDS THAT THE CELSUS SHAREHOLDERS VOTE “FOR” CELSUS PROPOSAL NO. 2 TO APPROVE THE ISSUANCE OF CELSUS ORDINARY SHARES REPRESENTED BY RESTRICTED ADSs IN THE PROPOSED FINANCING.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and will be voted at the General Meeting of Shareholders unless revoked.

Cautionary Statement Regarding Forward-Looking Statements

These Definitive Additional Materials contain forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as Celsus cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include, but are not limited to statements about:

•	the expected benefits of and potential value created by the proposed Acquisition and the Proposed Financing for the shareholders of Celsus and Volution;
•	the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings;
•	any statements concerning proposed new products, services or developments;
•	likelihood of the satisfaction of certain conditions to the completion of the Acquisition and the Proposed Financing and whether and when the Acquisition and the Proposed Financing will be consummated;
•	any statements regarding future economic conditions or performance;
•	statements of the plans, strategies and objectives of management with respect to the approval and closing of the Acquisition and the Proposed Financing, Celsus’s ability to solicit a sufficient number of proxies to approve matters related to the consummation of the Acquisition and the Proposed Financing;
•	the anticipated exchange ratio, relative ownership percentages of the Celsus and Volution shareholders and the Investors in the Proposed Financing of the combined company; and
•	statements of belief and any statement of assumptions underlying any of the foregoing.

For a discussion of the factors that may cause Celsus, Volution or the combined organization’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risk associated with the ability of Celsus and Volution to complete the Acquisition and the effect of the Acquisition on the business of Celsus, Volution and the combined organization, see “Risk Factors” beginning on page 13 of the proxy statement.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of Celsus, Volution or the combined organization could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement are current only as of the date on which the statements were made. Celsus and Volution do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

Additional Information and Where To Find It.

In connection with the Acquisition, Celsus has filed and may be filing documents with the SEC, including the definitive proxy statement. The proxy statement was mailed to Celsus’s shareholders in connection with the Acquisition. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT TOGETHER WITH THE DISCLOSURES ABOVE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Celsus’s website at www.celsustx.com and by contacting the Chief Executive Officer of Celsus at (646) 350-0702, extension 101.

Celsus, Volution and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of Celsus in connection with the Acquisition. Information regarding the special interests of Celsus’s directors and executive officers and Volution’s directors and executive officers in the Acquisition is included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov or at Celsus’s website at www.celsustx.com.